EXHIBIT 10.17

CONFIDENTIAL

THIS DOCUMENT IS BEING PROVIDED FOR ILLUSTRATION PURPOSES ONLY AND DOES NOT CONSTITUTE A GRANT OR PROMISE TO GRANT OPTIONS OR AN OFFER TO SELL SECURITIES.

AXCAN HOLDINGS INC. MANAGEMENT EQUITY INCENTIVE PLAN

Adopted April 15, 2008 (the “Effective Date”)

1. Purpose of the Plan

The purpose of the Axcan Holdings Inc. Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its Affiliates and stockholders by providing the key employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or an Affiliate and to improve the growth and profitability of the Company.

2. Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Accreting Exercise Price” shall mean, with respect to a Premium Option, an Exercise Price that increases at a 10.00% compound rate on each anniversary of the Grant Date of such Option until the earliest to occur of (i) Exercise of such Option, (ii) the fifth anniversary of the Grant Date of such Option (or such other date as may be specified in the applicable grant agreement), (iii) a Liquidity Event or (iv) the occurrence of a Change in Control of the Company; provided, however, that the Exercise Price shall also cease to increase as provided herein on a pro rata portion of each outstanding Premium Option following any direct or indirect sale by the Majority Stockholder of shares of Common Stock as follows: the number of shares of Common Stock underlying each outstanding Premium Option with respect to which the Exercise Price shall cease to increase shall be the number of shares that bears the same ratio to the total number of shares underlying such Premium Option on the Grant Date as the total number of shares of Common Stock sold by the Majority Stockholder bears to the Initial Majority Stockholder shares (excluding for this purpose shares transferred by a Majority Stockholder to an Affiliate of such Majority Stockholder).

(a) “Affiliate” shall mean, with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(b) “Agreement Termination Date” shall have the meaning given to such term in the Management Stockholders’ Agreement.

(c) “Axcan” shall mean Axcan Pharma, Inc.

(d) “Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to Section 3.

(e) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, unless otherwise provided in the applicable Stock Option Grant Agreement or in the Participant’s effective employment agreement on the date of termination, the termination of the Participant’s Employment with the Company and all Affiliates on account of (i) gross negligence or willful misconduct of the Participant in connection with the performance of his or her duties as an employee; (ii) Participant’s conviction of (or pleading guilty or pleading no contest or nolo contendere to) a felony or comparable crime in any jurisdiction that does not classify crimes using “felony”, other than minor traffic offenses and other minor offenses that are not inconsistent with the Company’s reasonable expectations of a person occupying the Participant’s position; (iii) the Participant’s unauthorized removal, use or disclosure of the Company’s or any Affiliate’s confidential information that could reasonably be expected to cause harm to the Company; provided, that the Participant shall, to the extent an unauthorized removal is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Participant to cure such removal of confidential information; (iv) the performance by the Participant of any act or acts of dishonesty in connection with or relating to the Company’s or its Affiliates’ business or the misappropriation (or attempted misappropriation) of any of the Company’s or any of its Affiliates’ funds or property; (v) a material breach of any of the Participant’s obligations under any agreement entered into between the Participant and the Company or any of its Affiliates that is material to the employment relationship between Company or any of its Affiliates and the Participant or the relationship between the Company and the Participant as investor or prospective investor in the Company; provided, that the Participant shall, to the extent a breach is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Participant to cure such breach; or (vi) a breach of the Company’s policies or procedures, which breach causes or could reasonably be expected to cause harm to the Company or its business reputation; provided, that the Participant shall, to the extent a breach is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Participant to cure such breach.

(f) “Change in Control” shall mean the occurrence of any of the following events after the Effective Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof other than to the Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) shall, directly or indirectly (in one transaction or a series of related transactions) become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of (1) Common Stock representing more than 40% of the aggregate outstanding voting power of the Company or (2) common stock representing more than 40% of the aggregate outstanding voting power of any subsidiary of the Company whose book value accounts for 50% or more of the aggregate book value of the Company’s assets, on a consolidated basis, and in either case such Person or Group actually has the power to vote such

Common Stock or common stock in any such election and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company or such subsidiary than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, the Majority Stockholder; or (v) consummation of a merger or consolidation of the Company (or any subsidiary of the Company whose book value accounts for 50% or more of the aggregate book value of the Company’s assets, on a consolidated basis) with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interest in the surviving corporation in such transaction or as a consequence of which the Majority Stockholder does not hold a sufficient amount of voting power (or similar securities) to elect a majority of the surviving entity’s board of directors.

(g) “Closing Date” shall mean February 25, 2008.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Commission” shall mean the U.S. Securities and Exchange Commission.

(j) “Committee” shall mean a Board Committee approved by the Board of Directors to administer the Plan.

(k) “Common Stock” shall mean the common stock of the Company, par value US $0.01 per share.

(l) “Company” shall mean Axcan Holdings Inc.

(m) “Disability” shall mean, unless otherwise provided in any applicable Stock Option Grant Agreement, effective employment agreement or other written agreement, a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its discretion.

(n) “Eligible Employee” shall mean any Employee, director, service provider or consultant who, in the judgment of the Board, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an Affiliate.

(o) “Employment” shall mean employment with the Company or any Affiliate and shall include the provision of services as a director or consultant for the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) “Exercise” shall mean exercise of the Option in accordance with the provisions of Section 4.10.

(r) “Exercise Date” shall have the meaning set forth in Section 4.10 herein.

(s) “Exercise Notice” shall have the meaning set forth in Section 4.10 herein.

(t) “Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Board for each Grant and initially specified in the Stock Option Grant Agreement, subject to any increase or other adjustment that may be made following the Grant Date, in accordance with the terms of this Plan and the applicable Stock Option Grant Agreement.

(u) “Fair Market Value” shall mean, as of any date:

a. prior to the existence of a Public Market, the fair value per share of Common Stock determined by the Board in good faith and based upon a reasonable and appropriate valuation method, taking into account any relevant factors determinative of value; or

b. following the occurrence of a Public Market, (i) the closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a share of Common Stock.

(v) “Good Reason” shall mean, when used in connection with the termination of a Participant’s Employment, unless otherwise provided in the applicable Stock Option Grant Agreement or in the Participant’s effective employment agreement on the date of termination, the occurrence of the following without the Participant’s consent (i) any materially adverse change in the Participant’s title, (ii) any material diminution in the Participant’s authority or responsibilities, other than a change in such Participant’s authority and responsibilities that results from becoming part of a larger organization following a Change in Control (provided that such authority and responsibilities continue to be substantially similar to those prior to the Change in Control), (iii) any material reduction, either from one year to the next, or within the current year, in the Participant’s base salary or bonus opportunity, other than a decrease in base salary or bonus opportunity that applies to a similarly situated class of employees of the Company or its Affiliates, or (iv) a change of the Participant’s principal place of business to a location more than fifty (50) miles from such Participant’s location on the Grant Date, in each case other than with the Participant’s prior consent; provided that, within 60 days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within 30 days following the Company’s receipt of such notice.

(w) “Grant” shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

(x) “Grant Date” shall mean the Grant Date as defined in Section 4.3 herein.

(y) “Initial Majority Stockholder Shares” shall mean the shares of the Company’s common stock issued to the Majority Stockholders on or about the Closing Date, and shall include any stock, securities or other property or interests received by the Majority Stockholders in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance. Initial Majority Stockholder Shares sold by the Majority Stockholder to Plan Participants within the first six months following the Closing shall not be counted for purposes of determining whether a Liquidity Event has occurred nor whether the required performance target for Performance Based Options has been achieved, and, once sold, shall not be deemed Initial Majority Stockholder Shares for purposes of the Plan.

(z) An “Initial Public Offering” shall be deemed to occur on the effective date on which at least 20% of the total then-outstanding equity interests in the Company are listed or admitted for quotation of trades on an internationally recognized stock exchange or quotation system pursuant to a registration statement (other than a registration on Form S-4 or S-8, or any successor form or comparable form in any non-U.S. jurisdiction) filed pursuant to the Securities Act or comparable law in any non-U.S. jurisdiction.

(aa) “Liquidity Event” shall mean a transaction, which when aggregated, if applicable, with any other prior transaction (whether or not related) results in the payment to the Majority Stockholder of at least half of the Sponsor Price in cash with respect to the Initial Majority Stockholder Shares, whether as the result of sale consideration, dividends, distributions, redemption proceeds or any other basis, as determined by the Board in good faith; and (ii) any other transaction or series of transactions (whether or not related) determined by the Board, in its sole discretion, to constitute a “Liquidity Event”. Initial Majority Stockholder Shares sold by the Majority Stockholder to Plan participants within the first six months following the Closing shall not be counted for purposes of determining whether a Liquidity Event has occurred and, once sold, shall not be deemed Initial Majority Stockholder Shares for purposes of the Plan.

(bb) “Liquid Securities” shall mean securities as to which the issuer of such securities has a “public float value”, within the meaning of Rule 100, equal to at least two times the “public float value” of Axcan based upon the average number of shares outstanding during its 2006 fiscal year and the closing price reported on the Nasdaq Global Select Market, as quoted on such exchange or system on March 15, 2007, as reported in The Wall Street Journal.

(cc) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., TPG Biotechnology Partners II, LP, and their respective affiliates.

(dd) “Management Stockholders’ Agreement” shall mean the Axcan Holdings Inc. Management Stockholders’ Agreement to which the Plan is attached as Exhibit B, as such may be amended from time to time, or such other stockholders’ agreement as may be entered into between the Company and any Participant.

(ee) “MoM” shall mean, following the occurrence of a Liquidity Event, a number equal to the quotient obtained by dividing (i) the amount of cash or Liquid Securities received, directly or indirectly, by the Majority Stockholder (valued at fair market value at the time of receipt, using the principles described in respect of the term “Fair Market Value” described above) in exchange for, or in respect of, Initial Majority Stockholder Shares, whether as a result of or at any time prior to the occurrence of such Liquidity Event and whether as the result of sale consideration, dividends, distributions, redemption proceeds or any other basis, as determined by the Board in good faith; by (ii) Sponsor Price; it being understood that the mere existence of a Public Market for the Common Stock shall not mean that any amount has been received in exchange for or in respect of the Initial Majority Stockholder Shares. Initial Majority Stockholder Shares sold by the Majority Stockholder to Plan participants within the first six months following the Closing shall not be counted for purposes of determining whether the required performance target for Performance Based Options has been achieved.

(ff) “Non-Qualified Stock Option” shall mean an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(gg) “Option” shall mean an option to purchase Common Stock granted to any Participant under the Plan. Each Option granted under the Plan shall be a Non-Qualified Stock Option. Any references in the Plan to an “Option” will be deemed to include “Time Based Options,” “Premium Options” and “Performance Options” unless specifically noted to the contrary.

(hh) “Participant” shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(ii) “Performance Based Option” shall mean an Option with a fixed Exercise Price equal to the Fair Market Value of the underlying Common Stock on the Grant Date which vests, subject to the Participant being Employed on the Liquidity Event, based on the achievement of MoM targets, as follows (unless otherwise specified in a Stock Option Grant Agreement):

(i)	if the Liquidity Event is on or prior to the date that is two years following the Closing Date:

(A)	if the Majority Stockholder realizes an MoM that is greater than 1.5, then one-half of the unvested and outstanding Performance Based Options shall immediately vest and become exercisable upon occurrence of the Liquidity Event; and

(B)	if Majority Stockholder realizes an MoM that is greater than 2.0, then all unvested Performance Based Options shall immediately vest upon occurrence of the Liquidity Event; and

(ii)	if the Liquidity Event is at any time following the date that is two years following the Closing Date:

(A)	if the Majority Stockholder realizes an MoM that is greater than 2.0, then one-half of the unvested and outstanding Performance Based Options shall immediately vest and become exercisable upon occurrence of the Liquidity Event; and

(B)	if Majority Stockholder realizes an MoM that is greater than 2.5, then all unvested Performance Based Options shall immediately vest upon occurrence of the Liquidity Event; and

Prior to any contemplated transaction which would, if consummated, result in the occurrence of a Liquidity Event, the Board shall make a good faith estimate of the expected MoM to be achieved upon such Liquidity Event, and, to the extent the Board estimates an MoM that would result in some or all of the Performance Based Options vesting and becoming exercisable, the Performance Based Options shall be deemed vested and exerciseable to the applicable extent immediately prior to the Liquidity Event and solely for the purpose of permitting the Participant to participate in such Liquidity Event with the shares of Common Stock underlying such Performance Based Options.

(jj) “Permitted Transferee” shall have the meaning set forth in Section 4.6.

(kk) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(ll) A “Premium Option” shall mean an Option with an Accreting Exercise Price which vests ratably on each of the first through fifth anniversaries of the Grant Date (or such other dates as may be specified in the applicable Stock Option Grant Agreement), subject to the Participant’s continued Employment on each such anniversary.

(mm) “Public Market” shall be deemed to exist for purposes of the Plan if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(nn) “Qualifying Termination” shall have the meaning given in Section 4.4(b).

(oo) “Rule 100” shall mean Rule 100 of Regulation M of the Exchange Act.

(pp) “Sponsor Price” shall mean $335,000,000.

(qq) “Securities Act” shall mean the Securities Act of 1933, as amended.

(rr) “Stock Option Grant Agreement” shall mean an agreement, substantially in the form which is attached hereto as Appendix A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan.

(ss) “Time Based Option” shall mean an Option with a fixed Exercise Price equal to the Fair Market Value of the underlying Common Stock on the Grant Date which vests ratably on each of the first through fifth anniversaries of the Grant Date (or such other dates as may be specified in the applicable Stock Option Grant Agreement), subject to the Participant’s continuous Employment through each such anniversary.

(tt) “Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(uu) “Vesting Date” shall mean the date an Option becomes exercisable in accordance with the terms of the Plan and the applicable Stock Option Grant Agreement.

3. Administration of the Plan

The Board shall administer the Plan, provided that the Board may appoint a committee to administer the Plan. In the event the Board appoints such a committee, such committee shall have the rights and duties of the Board in respect of the Plan. No member of the Board shall participate in any decision that specifically affects such member’s interest in the Plan unless such decision also affects the Options of other Participants in the same manner.

3.1 Powers of the Board. In addition to the other powers granted to the Board under the Plan, the Board shall have the power: (a) to determine, after consulting with the Company’s chief executive officer, the Eligible Employees to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine, after consulting with the Company’s chief executive officer, the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Board. Any Grant, determination, prescription or other act of the Board shall be final and conclusively binding upon all Persons.

3.3 Indemnification of the Board. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board to the extent such criminal or civil action or proceeding relates to the Plan.

3.4 Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. Except as otherwise expressly provided in the Management Stockholders’ Agreement, the Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or foreign laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

The Company may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Common Stock pursuant to any Grant to ensure compliance under federal or state securities laws, provided that the Company shall take any commercially reasonable steps to reduce or eliminate any restrictions requiring such a period of deferral (it being understood that this proviso shall in no event obligate the Company or its Affiliates to file a registration statement). The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Common Stock pursuant to any Grant. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5 Inconsistent Terms. Except as otherwise expressly provided in a Stock Option Grant Agreement, in the event of a conflict between the terms of the Plan and the terms of any Stock Option Grant Agreement, the terms of the Plan shall govern.

3.6 Plan Term. The Board shall not Grant any Options under this Plan on or after April 15, 2018. All Options which remain outstanding after such date shall continue to be governed by the Plan.

4. Options

Subject to adjustment as provided in Section 4.13 hereof, the Board may grant to Participants Options to purchase shares of Common Stock of the Company that, in the aggregate, do not exceed, in the aggregate, 3,833,307, of which fifty percent (50%) shall be initially granted as Time Based Options, twenty-five percent (25%) shall be initially granted as Premium Options and twenty-five percent (25%) shall be initially granted as Performance Based Options. To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the shares of Common Stock covered by such Option shall again be available for Grant under the Plan.

4.1 Identification of Options. The Options granted under the Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

4.2 Exercise Price. The Exercise Price of any Option granted under the Plan shall be such price as the Board shall determine (provided that such Exercise Price must be at least equal to the Fair Market Value of a share of Common Stock on the Grant Date and otherwise not less than the minimum price required by law) and which shall be specified in the Stock Option Grant Agreement. With respect to each Grant made to a Participant under the Plan, unless otherwise specified in the Stock Option Grant Agreement evidencing such Grant, fifty percent (50%) of the Option that is part of such Grant will be a Time Based Option, twenty-five percent (25%) of the Option that is part of such Grant will be a Premium Option and twenty-five percent (25%) of the Option that is part of such Grant will be a Performance Based Option.

4.3 Grant Date. The Grant Date of the Options shall be the date designated by the Board and specified in the Stock Option Grant Agreement as of the date the Option is granted.

4.4 Vesting Date of Options.

(a) Vesting Schedule. Each Stock Option Grant Agreement shall indicate the date(s) and/or condition(s) under which the Option(s) granted therein shall become exercisable, subject in all cases to the Participant’s continuous Employment through the applicable Vesting Date. Unless the Committee provides otherwise, the vesting of an Option granted under this Plan may be suspended during any leave of absence as may be set forth by Company policy, if any.

(b) Accelerated Vesting on a Qualifying Termination. In the event that a Participant’s Employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason during the two (2)-year period following a Change in Control of the Company (a “Qualifying Termination”), all of the Participant’s outstanding Time Based Options and Premium Options shall immediately vest and become exercisable as of the date of such termination of Employment.

4.5 Expiration of Options. All Options, whether vested or not, shall expire on the tenth anniversary of their Grant Date unless such Options expire earlier as provided below. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified herein or in the Stock Option Grant Agreement. With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated shall, unless otherwise provided in the Participant’s Stock Option Grant Agreement, expire on the earliest to occur of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated by the Company for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the tenth anniversary of the Grant Date of such Option(s). Any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Stock Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.5 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Stock Option Grant Agreement. Notwithstanding the foregoing, the Board may extend the period in which an Option remains exercisable, subject, to the extent applicable, to the requirements of Section 409A of the Code and in no event beyond the tenth anniversary of the Grant Date of such Option.

4.6 Limitation on Transfer. Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant and (ii) subject to the prior written approval by the Board or an individual designated by the Board for this purpose, which approval shall not be unreasonably withheld, and subject to compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), (each of (i) and (ii), a “Permitted Transferee”).

4.7 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Stock Option Grant Agreement and the Management Stockholders’ Agreement as if he or she had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.8 Effect of Void Transfers. In the event of any purported Transfer of any Option in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.9 Exercise of Options. A Participant may exercise any or all of his or her vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 herein.

4.10 Method of Exercise. The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, on the date the Exercise Notice is deemed delivered pursuant to Section 6.5 hereof (the “Exercise Date”). Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant, (c) prior to the Agreement Termination Date, indicate in writing that the Participant agrees to be bound by the Management Stockholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.7 hereof) and, prior to the Agreement Termination Date, by the Management Stockholders’ Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or any method otherwise approved by the Board. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or shares of Common Stock if approved by the Board) that may become due as a result of the exercise of such Option. The Board may, in its discretion, permit Participants to make the above-described payments in forms other than cash. In the event that a Participant’s Employment terminates due to death or Disability, a termination by the Company without Cause or by the Participant for Good Reason, such Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) shall have the right to exercise all or any portion of his or her then-exercisable Option through cashless exercise (to satisfy both the exercise price and any applicable withholding taxes), but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code and to the extent the Committee, in its good faith judgment, determines that exercise through cashless exercise is permitted by, and will not result in any default under, any agreement to which the Company or its Affiliates is a party and that the Company and its Affiliates have sufficient liquidity. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

4.11 Certificates of Shares. Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.10 and, prior to the occurrence of the Agreement Termination Date, upon execution of the Management Stockholders’ Agreement, in the Board’s discretion, certificates of shares of Common Stock may be issued in the name of the Participant and delivered to such Participant or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date. Prior to the Agreement Termination Date, no shares of Common Stock shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Stockholders’ Agreement.

4.12 Amendment of Terms of Options. The Board may, in its discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants’ rights under the Plan or such Option without such Participant’s written consent.

4.13 Adjustment Upon Changes in Company Stock.

(a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company equal to the Fair Market Value of the issued shares, the Board shall make such adjustments as the Board considers appropriate to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock subject to grant under this Plan, the number of shares of Common Stock subject to the Options and/or the Exercise Price per share of Common Stock.

(b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

(c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the consolidated Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Board shall either (A) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which the shares of stock underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the exercise price of the options, or the number or kind of securities or amount of property subject to the options and/or (B) if appropriate, cancel, effective immediately prior to such event, any outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (1) the value, as determined by the Board in its discretion, of securities and/or property (including cash) received by the holders of shares of Common Stock as a result of such event over (2) the Exercise Price, as the Board may consider appropriate to prevent dilution or enlargement of rights.

(d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13(a), (b) or (c) hereof, the Board shall, in its discretion, make such adjustments in the number and kind of shares or securities subject to Options outstanding on the date on which such change occurs and in the per-share Exercise Price of each such Option as the Board may consider appropriate to prevent dilution or enlargement of rights.

(e) Change in Control. Notwithstanding the foregoing, in the event of a Change in Control pursuant to which the Majority Stockholder shall have received solely cash consideration for its Shares of Common Stock, the Company shall cause the buyer to set aside, in a segregated fund held for the benefit of the Participants then holding Options, an amount equal to the excess, if any, of the fair market value of a Share on such Change in Control over the exercise price of such Option (such excess, if any, the “Change in Control Option Spread”) for each unvested Time-Based Option and Premium Option, which shall otherwise continue in effect in accordance with their terms. The Participant shall be entitled to receive the Change in Control Option Spread at each time the unvested Time-Based Option and Premium Option vests at which time that portion of the Time-Based Option and Premium Option which vests shall be cancelled and any unvested Time-Based Option and/or Premium Option shall continue in effect in accordance with their terms. Any Change in Control Option Spread with respect to Time-Based Options or Premium Options that are forfeited shall promptly be returned to the Company and the Participant shall cease to have any rights with respect thereto. The Company shall use reasonable best efforts to ensure that any such segregated fund shall be held in trust in a manner that will not result in taxable income to the Participant until actual payment of the Change in Control Option Spread is received by the Participant.

(f) No Other Rights. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the Exercise Price of such Options.

(g) Savings Clause. No provision of this Section 4.13 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code; provided that the Company shall use commercially reasonable efforts to put the Participants in the same position in which they would have been but for the application of this Paragraph (f).

(h) Notice of Tag Along Event. The Company will notify each Participant of any transaction pursuant to which the Participant, if he or she held the Common Stock underlying his or her Option, would be permitted to exercise tag-along rights or transfer rights pursuant Section 4(b) of the Management Stockholders’ Agreement in sufficient time to allow the Participant to exercise his or her vested and exercisable Options and participate in such transaction.

5. Restrictive Covenants

(a) By accepting an award under the Plan, Participants agree to hold in strict confidence any proprietary or Confidential Information related to the Company and its Affiliates. For purposes of this Agreement, the term “Confidential Information” shall mean all information of the Company or any of its Affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or customers’ or trade secrets. Confidential Information does not include any information that:

(i)	is or becomes generally available to the public other than as a result of disclosure directly or indirectly by the Participant in breach of his or her obligations;

(ii)	is or becomes available to the Participant on a non-confidential basis from a source other than the Participant unless the Participant knows after due inquiry that such source is prohibited from disclosing the information to the Participant by a contractual, fiduciary or other legal obligation to the Company or any of its Affiliates; or

(b)	is or was independently acquired or developed by the Participant after the termination of his or her Employment without violating the Participant’s obligations under this Agreement or any other obligation of confidentiality the Participant may have to the Company or any of its Affiliates.

(c) Participants agree that the Company would likely suffer significant harm from Participants’ competing with the Company during the Participants’ Employment and for some period of time thereafter. Accordingly, by accepting an award under the Plan, Participants agree that they will not, during their Employment and for a period of twelve (12) months, or such longer period as may be provided in the Participant’s Stock Option Grant Agreement1, following termination of their Employment, directly or indirectly, own, operate, manage, consult with, control, participate in the management of control of, be employed by, maintain or continue any interest whatsoever in, any Person, in any jurisdiction in which the Company then does business, that (i) designs, manufactures, distributes, markets or promotes pharmaceutical products in the field of gastroenterology or (ii) is engaged in any other business in which the Company is engaged at the time of the termination (each of (i) and (ii), the “Restricted Field”), without the Company’s written consent. Notwithstanding the foregoing, the Participant shall have the right to seek employment with a Person engaged in the Restricted Field if (i) such Person’s total activities and revenues in the Restricted Field represent less than twenty percent (20%) of such Person’s total activities and revenues and (ii) the Participant is not hired to manage, oversee or be in any way associated with, and does not manage, oversee or become associated with, the Restricted Field. The Participant shall, however, not be in default under this Section 5 (a) solely by virtue of the Participant holding, strictly for portfolio purposes and as a passive investor, no more than one percent (1%) of the issued and outstanding shares of, or any other interest in, any body corporate or other entity whose shares are listed on any widely recognized stock exchange, the business of which is in the Restricted Field or is otherwise in competition, in whole or in part, with the business of the Company.

[1]	Grant agreement of certain senior executives to provide for an 18-month restricted period.

(d) Participants agree that the Company would likely suffer significant harm from Participants’ solicitation of employees, customers, suppliers or vendors of the Company during the Participants’ Employment and for some period of time thereafter. Accordingly, by accepting an award under the Plan, Participants agree that they will not, during their Employment and for a period of twelve (12) months, or such longer period as may be provided in the Participant’s Stock Option Grant Agreement2, following termination of their Employment, whether on their own behalf or on behalf of any other Person, either directly or indirectly (i) hire, solicit, induce, persuade, or entice, or endeavor to solicit, induce, persuade, or entice any person who is then employed by or otherwise engaged to perform services for the Company or any of its Affiliates to leave that employment or cease performing those services or (ii) solicit, induce, persuade, or entice, or endeavor to solicit, induce, persuade, or entice any Person who is then a customer, supplier, or vendor of the Company or any of its Affiliates to cease being a customer, supplier, or vendor of the Company or any of its Affiliates or to divert all or any part of such Person’s business from the Company or any of its Affiliates.

(e) In the event that either the Participant’s Employment with the Company is terminated for Cause or the Participant violates any of the restrictive covenants set forth in this Section 5, in either case following the Agreement Termination Date, then the Participant shall be obligated to pay to the Company, in addition to all other rights and remedies the Company may have, an amount equal to the amount which the Participant will be required to recognize in income for U.S. federal income tax purposes as a result of such Participant’s exercise of Options at any time following, or within one year prior to, the date of termination of his or her Employment.

6. Miscellaneous

6.1 Rights as Stockholders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares. Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

6.2 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

6.3 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

[2]	Grant agreement of certain senior executives to provide for an 18-month restricted period.

6.4 Restrictions on Common Stock. The rights and obligations of the Participants with respect to Common Stock obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the Management Stockholders’ Agreement.

6.5 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or on the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Company:

Axcan Holdings Inc.

c/o Axcan Pharma Inc.

597 Laurier Blvd.

Mont St. Hilaire

Quebec Canada J3H 6C A8 00000.

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:	Arthur H. Kohn
Robert J. Raymond

or to such other address as any party may have furnished to the other in writing in accordance herewith.

6.6 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

6.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

6.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

APPENDIX A

FORM OF STOCK OPTION GRANT AGREEMENT

(Non-Qualified Stock Options)

THIS AGREEMENT, made as of this          day of                  2008 between Axcan Holdings Inc. (the “Company”) and                                          (the “Participant”).

WHEREAS, the Company has adopted and maintains the Axcan Holdings Inc. Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to                  shares of Common Stock of the Company. Fifty percent (50%) of the Option (representing an Option to purchase [            ] shares) will be a Time Based Option, twenty-five percent (25%) of the Option (representing an Option to purchase [            ] shares) will be a Premium Option and twenty-five percent (25%) of the Option (representing an Option to purchase [            ] shares) will be a Performance Based Option.

2. Grant Date. The Grant Date of the Option hereby granted is                 .

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Exercise Price. The exercise price of each share of Common Stock underlying the Option hereby granted is $            . The portion of the Option that is a Premium Option will have an Accreting Exercise Price in accordance with the Plan.

5. Vesting Date. The Option shall become vested and exercisable as follows:

a. With respect to the portion of the Option that is a Time Based Option, twenty percent (20%) of such Time Based Option shall vest and become exercisable, if at all, on each of the first through fifth anniversaries of the Grant Date;

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b. With respect to the portion of the Option that is a Premium Option, twenty percent (20%) of such Premium Option shall vest and become exercisable, if at all, on each of the first through fifth anniversaries of the Grant Date; and

c. With respect to the portion of the Option that is a Performance Based Option, (a) fifty percent (50%) of such Performance Based Option shall vest and become exercisable, if at all, upon the occurrence of the Liquidity Event, provided that if the Liquidity Event occurs on or prior to the second anniversary of the Closing Date, the Majority Stockholder realizes an MoM that is greater than 1.5, or, if the Liquidity Event occurs thereafter, 2.0, and (b) fifty percent (50%) of such Performance Based Option shall vest and become exercisable, if at all, upon the occurrence of the Liquidity Event, provided that if the Liquidity Event occurs on or prior to the second anniversary of the Closing Date, the Majority Stockholder realizes an MoM that is greater than 2.0, or, if the Liquidity Event occurs thereafter, 2.5;

subject in each case to the Participant’s continued Employment on each such anniversary or the Liquidity Event, as applicable. Notwithstanding the foregoing, in the event of a Qualifying Termination of the Participant’s Employment, all of the Participant’s Time Based Options and Premium Options shall immediately vest and become exercisable as of the date of such termination of Employment

6. Expiration Date. Subject to the provisions of the Plan, with respect to the Option or any portion thereof which has not become vested and exercisable, the Option shall expire on the date the Participant’s Employment is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable, the Option shall expire on the earliest to occur of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated by the Company for any reason other than Cause, death, or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the tenth anniversary of the Grant Date. For the avoidance of doubt, the Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, and the Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 6 as if the Option were held directly by the Participant. In no event shall the Option remain outstanding for more than ten years following the Grant Date. Notwithstanding the foregoing, the Board may extend the period in which an Option remains exercisable, subject, to the extent applicable, to the requirements of Section 409A of the Code and in no event beyond the tenth anniversary of the Grant Date of such Option.

7. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that

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the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code; provided that the Company shall use commercially reasonable efforts to put the Participants in the same position in which they would have been but for the application of this Paragraph 7.

8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9. Limitation on Transfer. Except as otherwise permitted by the Board, the Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Board of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Management Stockholders’ Agreement.

a. Restrictive Covenants. By accepting the Option, Participant hereby acknowledges the Participant has read and understood and agrees to be bound by the obligations set forth in Section 5 of the Plan.

10. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, including without limitation, any provision in such prior agreement or understanding, including without limitation any change in control agreement, that provides for the acceleration or waiver of any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any outstanding equity award held by the Participant.

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11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

13. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive and that this Agreement, the Plan and the Management Stockholders’ Agreement supercede any and all other agreements, including without limitation any change in control agreement, as they relate to the subject matter of this Agreement. The Participant further acknowledges that, prior to the Agreement Termination Date, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands, and agrees to be bound by, this Agreement, the Plan and the Management Stockholders’ Agreement as of the day and year first written above.

Axcan Holdings Inc.

By:
Title:

[Participant’s name]

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AXCAN HOLDINGS INC.

MANAGEMENT EQUITY INCENTIVE PLAN 2008

Appendix: French Sub-Plan

This Appendix applies to any Grants that are made to Eligible Employees (other than those referred to in article 1(a) and (b) below) who are residents of France and who are or may become subject to French tax (i.e., income tax and/or social security tax) as a result of Grants being awarded pursuant to Section 4 of the Axcan Holdings Inc. Management Equity Incentive Plan 2008 (the “Plan”).

The purpose of this present Appendix is to bring the Grants into compliance with French tax, social and commercial rules, in order to allow the Eligible Employees mentioned above to benefit from the favorable tax and social regime set out in Article 200A-6 paragraph 1 of the French Tax Code and article L.242-1 paragraph 2 of the French Social Security Code with respect to Options granted under the Plan, provided, however, that, notwithstanding the provisions of Section 4.12 of the Plan, nothing in this Appendix shall be construed as a guarantee or an undertaking by Axcan or any of its Affiliates that such regime will effectively apply.

This Appendix shall be read in conjunction with the Plan and the Axcan Holdings Inc. Management Stockholder’s Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan. In the event of conflict between the Plan, the Axcan Holdings Inc. Management Stockholder’s Agreement and the French Sub-Plan (defined below), the provisions of the French Sub-Plan shall prevail.

The Plan, as amended by the provisions of this Appendix, so as to comply with the provisions of Articles L. 225-177 to L. 225-185 of the French Commercial Code and French employment law, shall be referred to as the “French Sub-Plan”. This Appendix shall be construed and operated with that intention. The provisions of the Plan that are not amended by this Appendix form an integral part of the French Sub-Plan.

1.	Beneficiaries –Limitations on Transfer.

Notwithstanding any other provision of the Plan:

(a)	Options granted to Eligible Employees who are directors, service providers or consultants or as a rule to any other persons who do not have an employment relationship with the Company or an entity controlled by the Company on the Grant Date shall not be deemed to have been granted pursuant to the French Sub-Plan and shall be governed by the Plan.

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(b)	Options granted to a Participant who is holding shares representing 10% or more of the Company on the Grant Date shall not be deemed to have been granted pursuant to the French Sub-Plan and shall be governed by the Plan.

(c)	Transfer of Options granted pursuant to the French Sub-Plan other than upon the Participant’s death shall not be permitted. The definition of “Permitted Transferee” set out in Section 4.6 of the Plan shall be amended accordingly for purposes of the French Sub-Plan. Upon the death of the Participant, each of his or her heirs shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the French Sub-Plan and the relevant Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the French Sub-Plan, subject to the provisions of article 7 below.

2.	Option Price.

The Exercise Price of any Option granted under the French Sub-Plan shall be set out in Section 4 of the relevant Stock Option Grant Agreement.

3.	Adjustment of the Options.

The Board may in its sole discretion decide not to apply the provisions of Section 4.13 of the Plan to Options granted under the French Sub-Plan or to apply to such Options different measures than those applied to the other Options granted pursuant to the Plan, in each case in order to comply with the provisions of article L 225-181 of the French Commercial Code.

4.	Premium Options granted to Participants.

The definition and the terms of the Premium Options granted to Participants under the French Sub-Plan shall be amended as follows:

(a)	Notwithstanding any other provision of the Plan, the Exercise Price of any Premium Option granted to Participants under the French Sub-Plan shall be equal to the price mentioned in Section 4 of the Stock Option Grant Agreement (as adjusted from time to time in accordance with Section 4 of the Plan, as amended by article 3 above, as applicable) and NOT to the Accreting Exercise Price.

(b)	Notwithstanding any other provision of the Plan, the percentage of any Premium Option that the Participant will be entitled to exercise at any given point in time shall be determined as follows:

P =	A(B – C)
B – D

provided however that P shall be equal to zero if C is higher than B and in no event may P be greater than A.

For the purpose of such formula:

- “P” refers to the percentage of the Premium Option vested and exercisable under the French Sub-Plan at that time;

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- “A” refers to the percentage of the Premium Option that would have been vested and exercisable at that time pursuant to the Plan (in accordance with the provisions of the definition of “Premium Option” set forth in the Section 2 of the Plan and the provisions of Section 4 of the Plan) in the absence of the provisions of article 4 of this Appendix;

- “B” shall mean the Fair Market Value per share of Common Stock as of the Exercise Date of the Premium Option;

- “C” shall mean the Accreting Exercise Price as defined in the Plan and as adjusted in accordance with the provisions thereof, as applicable;

- “D” shall mean the Exercise Price as mentioned in Section 4 of the Stock Option Grant Agreement, as adjusted from time to time in accordance with Section 4 of the Plan, as amended by article 3 above, as applicable.

An example is attached as Exhibit hereto.

5.	Exercise.

Options granted under the French Sub-Plan will not benefit from the cashless exercise right set out in Section 4.10 of the Plan.

6.	Holding period.

(a)	In order for the Participant to benefit from the French tax and social favorable regime mentioned hereinabove, the sale of any shares of Common Stock acquired as a result of the Exercise of Options must not occur before the end of a four-year period following the Grant Date (the “Holding Period”) and during that period the shares must be kept in registered form or in an individualized account in the name of each Participant.

(b)	All shares of Common Stock obtained pursuant to any Option granted under the French Sub-Plan may not be transferred except as provided in the Management Stockholders’ Agreement.

(c)	In the case of a sale of any shares of Common Stock acquired as a result of the Exercise of Options during the Holding Period in accordance with the provisions of the Management Stockholder’s Agreement, the Participant will not be entitled to benefit from the favorable French tax and social regime, unless he or she can avail himself or herself of any of the exceptions set forth in article 91-ter of Annex II of the French Tax Code.

(d)	The occurrence of certain other events, including without limitation the application of the provisions of paragraphs 4.13(c)(B) or 4.13(e) of the Plan, would also deprive the Participant from the benefit from the favorable French tax and social regime.

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7.	Death of the Participant.

In the event that a Participant’s Employment terminates due to death, his or her heirs shall have the right to exercise all or any portion of his or her Options exercisable as of the date of death, during a six-month period from the date of the Participant’s death.

Notwithstanding any other provision of the Plan, and notably Section 4.6, the transfer of the Options to the heirs of the Participant and the exercise of all or any portion of the Options by the heirs shall not be subject to the prior approval of the Board.

8.	Data Privacy.

As provided by French Law no.78-17 dated January 6,1978 and amended by Law no.2004-801 dated August 6, 2004, the Participant (a) is entitled to object, on legitimate grounds, to the processing of personal data relating to him or her and (b) is also entitled to request that the personal data relating to him or her be corrected. Furthermore, the Participant agrees that his/her personal data may be transferred to the Company or to third party service providers (such as stock brokerage services) for the purpose of the administration of the Plan, including but not limited to the receipt of shares of Common Stock and the payment of dividends in accordance with applicable regulations.

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Example of calculation of the percentage of Premium Option vested and exercisable on the Exercise Date:

Assumptions:

•	An Eligible Employee has been granted an Option to purchase 1,000 shares of Common Stock pursuant to the provisions of the French Sub-Plan.

•	25% of such Option is a Premium Option (i.e., with respect to 250 shares of Common Stock)

•	The Exercise Price of the Premium Option under the French Sub-Plan: $10.00 per share of Common Stock (“D”)

•	The Exercise Date: the date of the second anniversary of the Grant Date.

•	The Fair Market Value of per share of Common Stock on the Exercise Date: $15.00 (“B”)

•	The Accreting Exercise Price under the Plan on the Exercise Date (as applicable to the Premium Options other than those governed by the French Sub-Plan): $12.10 (“C”)

•	Percentage of the Premium Option that is exercisable under the Plan on the Exercise Date (as applicable to the Premium Options other than those governed by the French Sub-Plan): 40% (“A”)

•	No adjustment of the Exercise Price between the Grant Date and the Exercise Date

Calculation of the percentage of Premium Option vested and exercisable on the Exercise Date:

P =	A(B – C)
B – D

=	40%(15-12.1)
15-10

=	23.2%

The Eligible Employee may acquire 23.2% of 250 shares of Common Stock, i.e. 58 shares of Common Stock at $10.00 per share. The excess of the Fair Market Value on the Exercise Date over the Exercise Price would be equal to (15-10) x58=$290.00

As a matter of comparison, if he or she had been granted a “standard” Premium Option under the Plan, the Eligible Employee would have had the right to acquire 40% of 250 shares of Common Stock, i.e. 100 shares of Common Stock at $12.10 per share. The excess of the Fair Market Value on the Exercise Date over the Exercise Price would have been equal to (15-12.1) x100=$290.00.

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APPENDIX B

STOCK OPTION GRANT AGREEMENT

FRENCH SUB-PLAN

(For purposes of Section 422 of the United States Internal Revenue Code, the Option granted hereby is not intended to qualify as an “incentive stock option” and is therefore a “Non-Qualified Stock Option”, as such term is defined in the Plan and solely with respect to such definition)

THIS AGREEMENT, made as of the 15 day of April 2008 between Axcan Holdings Inc. (the “Company”) and                  (the “Participant”).

WHEREAS, the Company has adopted and maintains the Axcan Holdings Inc. Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the key employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for a Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

WHEREAS, the Company has adopted an appendix to the Plan applicable to certain Eligible Employees who are residents of France and who are or may become subject to French tax. The Plan, as amended by the provisions of said appendix, is referred to as the “French Sub-Plan”.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the French Sub-Plan, the Company hereby grants to the Participant an Option (the “Option”, which is for purposes of Section 422 of the Code not intended to qualify as an “incentive stock option”) with respect to              shares of Common Stock of the Company. Fifty percent (50%) of the Option (representing an Option to purchase [            ] shares) will be a Time Based Option, twenty-five percent (25%) of the Option (representing an Option to purchase [            ] shares) will be a Premium Option and twenty-five percent (25%) of the Option (representing an Option to purchase [            ] shares) will be a Performance Based Option.

2. Grant Date. The Grant Date of the Option hereby granted is April 15, 2008.

3. Incorporation of French Sub-Plan. All terms, conditions and restrictions of the French Sub-Plan are incorporated herein and made part hereof as if stated herein. All capitalized terms used and not defined herein shall have the meaning given to such terms in the French Sub-Plan.

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4. Exercise Price. The exercise price of each share of Common Stock underlying the Option hereby granted is $            , including for the avoidance of doubt for the Premium Option.

5. Vesting Date. The Option shall become vested and exercisable as follows:

a. With respect to the portion of the Option that is a Time Based Option, twenty percent (20%) of such Time Based Option shall vest and become exercisable, if at all, on each of the first through fifth anniversaries of the Grant Date;

b. With respect to the portion of the Option that is a Premium Option, the percentage of such Option that will be deemed vested and exercisable at any given point in time (“P”), if at all, shall be determined in accordance with the provisions of article 4(b) of the French Sub-Plan; and

c. With respect to the portion of the Option that is a Performance Based Option, (a) fifty percent (50%) of such Performance Based Option shall vest and become exercisable, if at all, upon the occurrence of the Liquidity Event, provided that if the Liquidity Event occurs on or prior to the second anniversary of the Closing Date, the Majority Stockholder realizes an MoM that is greater than 1.5, or, if the Liquidity Event occurs thereafter, 2.0, and additionally (b) fifty percent (50%) of such Performance Based Option shall vest and become exercisable, if at all, upon the occurrence of the Liquidity Event, provided that if the Liquidity Event occurs on or prior to the second anniversary of the Closing Date, the Majority Stockholder realizes an MoM that is greater than 2.0, or, if the Liquidity Event occurs thereafter, 2.5;

subject in each case to the Participant’s continued Employment on each such anniversary or the Liquidity Event, as applicable. Notwithstanding the foregoing, in the event of a Qualifying Termination of the Participant’s Employment, as of the date of such termination of Employment, (i) all of the Participant’s Time Based Options shall immediately vest and become exercisable and (ii) for the purposes of determining the percentage of the Premium Options that shall be vested and exercisable (“P”) in accordance with the provisions of article 4(b) of the French Sub-Plan, “A” shall be deemed equal to 100% for all of the Participant’s Premium Options.

6. Expiration Date. Subject to the provisions of the French Sub-Plan, with respect to the Option or any portion thereof which has not become vested and exercisable, the Option shall expire on the date the Participant’s Employment is terminated for any reason, and with respect to any Option or any portion thereof which has become vested and exercisable, the Option shall expire on the earliest to occur of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated by the Company for any reason other than Cause, death, or Disability; (iii) six months after the date the Participant’s Employment is terminated by reason of death, (iv) one year after the date the Participant’s Employment is terminated by reason of Disability; or (v) the tenth anniversary of the Grant Date. For the avoidance of doubt, the Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire six months after the date such deceased Participant’s Employment is terminated by reason of death. Pursuant to Section 9 of this Agreement, transfers other than as a result of death shall not be

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permitted. In no event shall the Option remain outstanding for more than ten years following the Grant Date. Notwithstanding the foregoing, the Board may extend the period in which an Option remains exercisable, subject, to the extent applicable, to the requirements of Section 409A of the Code and in no event beyond the tenth anniversary of the Grant Date of such Option.

7. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code; provided that the Company shall use commercially reasonable efforts to put the Participants in the same position in which they would have been but for the application of this Paragraph 7.

8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9. Limitation on Transfer. Except in case of death, the Option shall be exercisable only by the Participant. In case of death of the Participant, his or her heirs may exercise the Options exercisable on the date of death, in accordance with the terms of the French Sub-Plan but within the six-month period following the date of the Participant’s death. Upon the death of the Participant, each of his or her heirs shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the French Sub-Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the French Sub-Plan. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Management Stockholders’ Agreement.

10. Restrictive Covenants. By accepting the Option, Participant hereby acknowledges the Participant has read and understood and agrees to be bound by the obligations set forth in Section 5 of the Plan.

11. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements,

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promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein, in the French Sub-Plan. This Agreement, including without limitation the French Sub-Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, including without limitation, any provision in such prior agreement or understanding, including without limitation any change in control agreement, that provides for the acceleration or waiver of any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any outstanding equity award held by the Participant.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

14. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the French Sub-Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the French Sub-Plan, this Agreement and the Option shall be final and conclusive and that this Agreement, the French Sub-Plan and the Management Stockholders’ Agreement supercede any and all other agreements, including without limitation any change in control agreement, as they relate to the subject matter of this Agreement. The Participant further acknowledges that, prior to the Agreement Termination Date, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands, and agrees to be bound by, this Agreement as of the day and year first written above.

Axcan Holdings Inc.

Mention manuscrite à rédiger par le Participant:

Je reconnais expressément par les présentes que j’ai eu le temps nécessaire pour entièrement lire et parfaitement comprendre le présent contrat ainsi que l’ensemble des documents et annexes s’y afférent et que j’ai eu l’opportunité de m’en entretenir avec les conseils de mon choix.

(I represent that I had enough time to review and understand this agreement as well as all related documents and appendices, and that I had the opportunity to obtain advice from the counsels of my choice).

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By:
Title:

[Participant’s name]

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